                                                                   EXHIBIT 10.65


                             [Gargoyles letterhead]


June 20, 1996



CONFIDENTIAL

Mr. Richard Motzkin
501 Santa Monica Blvd, Ste 505
Santa Monica, CA  90401

RE:  GARGOYLES, INC.

Dear Mr. Motzkin:

As we discussed, Gargoyles is planning an initial public offering of its common stock and expects to file a registration statement with the Securities and Exchange Commission (the "SEC") on June 28, 1996. We would like to use the image and name of Alexi Lalas in our registration statement.

Enclosed for your review is a copy of the most recent draft of our registration statement which has been marked to show the paragraphs where Alexi Lalas's name is mentioned. In addition, we enclose a color photocopy of the proposed front and back covers of our registration statement which shows how we propose to use the image of Alexi Lalas.

I understand that Alexi Lalas is generally agreeable to the use of his name and image in our registration statement, subject to review of the specific language and image. In addition, by this letter we also ask that in future if any image of Alexi Lalas is approved by for product promotions, then Gargoyles may also use the image in future SEC filings and in its annual reports.

If the above is acceptable to Alexi Lalas, please evidence Alexi Lalas's consent to all of the above by signing below and returning this letter to me. You can fax the letter back if you prefer. Our fax number is 206-872-3317.

We appreciate your help with this matter. If you have any questions or comments to the enclosed, please do not hesitate to call me.

Very truly yours,



/s/ Douglas B. Hauff

Douglas B. Hauff
President

Agreed to and acknowledged as of June 25, 1996

/s/ Richard Motzkin for Alexi Lalas*
- -----------------------------------
Alexi Lalas

* Doug - the image of Alexi is approved provided that the uniform ("Resolution") is air-brushed as Gargoyles has done with Griffey, et. al. As a non-MLS sponsor and licensee we certainly can't provide Gargoyles with approval with respect to the jersey. As for the use of Alexi's name in the Registration Statement, that use is fun and we wish Gargoyles all the best. Finally, please continue to send me for approval all uses by Gargoyles of Alexi's name & images. Thanks & call me if any questions




                                      -2-